UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/28/2007

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-25739

MD	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6200 The Corners Parkway
Suite 500
Norcross, GA 30092-3365
(Address of principal executive offices, including zip code)

770-325-3700
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 28, 2007, the Board of Directors of Piedmont Office Realty Trust, Inc. (the "Registrant") reinstated the Registrant's Share Redemption Program. The Registrant's transfer agent will contact investors with pending requests for share redemptions or required minimum distributions to confirm their requests, and the Registrant will begin redeeming shares at the end of December. Stockholders holding shares for the required one-year period under the Share Redemption Program may redeem their shares for a purchase price equal to the price per share that the stockholder actually paid for their shares, less prior distributions of net sale proceeds such as the special distribution of $1.62 per share in June 2005 (up to $8.38 per share depending on the initial cost of the stockholder's shares). Under the Share Redemption Program, the Registrant may redeem up to approximately 16,800,000 shares of the Registrant's outstanding common stock in the fourth quarter of 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: November 28, 2007	By:	/s/ Donald A. Miller, CFA
Donald A. Miller, CFA
President and Chief Executive Officer